UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

February 15, 2012

INFORMATICA CORPORATION

(Exact name of registrant as specified in its charter)

State of Delaware	0-25871	77-0333710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Cardinal Way

Redwood City, California 94063

(Address of principal executive offices)

(650) 385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

The information contained in Item 2.01 is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 17, 2011, Informatica Corporation (“Informatica”) entered into a purchase and sale agreement with VII Pacific Shores Investors, L.L.C. (“Seller”) to purchase certain parcels of real estate located at 2000 and 2100 Seaport Boulevard, Redwood City, California (the “Property”). The Property consists of two office buildings of approximately 290,305 square feet and the associated 11.626 acres of land located on 4 parcels, including the parcels on which the buildings are located. On February 15, 2012, Informatica completed the purchase of the Property for approximately $148.6 million in cash, which reflects a purchase price of $153.2 million less a rent credit of $4.6 million.

In February 2000, Informatica had entered into two Triple Net Building Leases for the two office buildings located at 2000 and 2100 Seaport Boulevard (the “Lease Agreements”) with Pacific Shores Center LLC (predecessor in interest to Seller). In connection with the purchase of the Property, the Lease Agreements terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 22, 2012		INFORMATICA CORPORATION

	By:	/s/ EARL E. FRY
Earl E. Fry Chief Financial Officer, Chief Administration Officer and EVP, Global Customer Support